                        AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") dated as of November
30, 2007, by and between Panorama Series Fund, Inc., a Maryland corporation,  on behalf of its series Panorama Government Securities Portfolio ("Panorama Fund"),
and  Oppenheimer  Variable  Account Funds, a  Massachusetts  business  trust, on behalf of its  series  Oppenheimer  Core Bond  Fund/VA  ("Core  Bond  Fund/VA").
References to actions,  representations,  or obligations of Panorama Fund should be understood  to be performed or incurred by Panorama  Series Fund,  Inc.,  and
actions,   representations  or  obligations  of  Core  Bond  Fund/VA  should  be understood to be performed or incurred by Oppenheimer Variable Account Funds, as the context requires, subject, however, to the provisions of this Agreement.

                              W I T N E S S E T H:

     WHEREAS,  Panorama  Fund and  Oppenheimer  Core  Bond  Fund/VA  are each an open-end investment company of the management type; and

     WHEREAS,  the  parties  hereto  desire to  provide  for the  reorganization pursuant to Section  368(a)(1) of the Internal  Revenue Code of 1986, as amended
(the "Code"),  of Panorama Fund through the  acquisition by Core Bond Fund/VA of substantially all of the assets of Panorama Fund in exchange for the Non-Service voting  shares of  beneficial  interest  ("shares") of Core Bond Fund/VA and the assumption by Core Bond Fund/VA of certain  liabilities of Panorama Fund,  which
Non-Service  shares of Core Bond Fund/VA are to be  distributed by Panorama Fund pro rata to its  shareholders  in  complete  liquidation  of  Panorama  Fund and complete cancellation of its shares;

     NOW,  THEREFORE,  in consideration of the mutual promises herein contained, the parties hereto agree as follows:

     1. The parties hereby adopt this Agreement and Plan of Reorganization  (the
"Agreement")  pursuant  to  Section  368(a)(1)  of  the  Code  as  follows:  The reorganization  will be  comprised  of the  acquisition  by Core Bond Fund/VA of substantially  all of the assets of Panorama  Fund in exchange  for  Non-Service shares of Core Bond Fund/VA and the  assumption  by Core Bond Fund/VA of certain liabilities of Panorama Fund,  followed by the  distribution of such Non-Service shares of Core Bond Fund/VA to the shareholders of Panorama Fund in exchange for shares of  Panorama  Fund,  all upon and  subject to the terms of the  Agreement hereinafter set forth.

     Redemption  requests  received  by  Panorama  Fund after that date shall be treated as requests for the  redemption of the shares of Core Bond Fund/VA to be distributed to the shareholder in question as provided in Section 5 hereof.

     2. On the  Closing  Date (as  hereinafter  defined),  all of the  assets of
Panorama Fund on that date,  excluding a cash reserve (the "cash reserve") to be retained by Panorama Fund  sufficient in its  discretion  for the payment of the expenses of Panorama Fund's  dissolution and its liabilities,  but not in excess of the amount  contemplated  by Section  10E,  shall be delivered as provided in
Section 8 to Core Bond Fund/VA, in exchange for and against delivery to Panorama
Fund on the Closing Date of a number of Non-Service shares of Core Bond Fund/VA, having an aggregate net asset value equal to the value of the assets of Panorama
Fund so transferred and delivered.

     3. The net asset value of  Non-Service  shares of Core Bond Fund/VA and the value of the assets of  Panorama  Fund to be  transferred  shall in each case be determined  as of the close of  business  of The New York Stock  Exchange on the
Valuation Date. The computation of the net asset value of the Non-Service shares of Core Bond Fund/VA and the shares of Panorama Fund shall be done in the manner used by Core Bond Fund/VA and Panorama Fund, respectively, in the computation of such net asset  value per share as set forth in their  respective  prospectuses.
The methods  used by Core Bond Fund/VA in such  computation  shall be applied to the  valuation  of the assets of Panorama  Fund to be  transferred  to Core Bond
Fund/VA.

     Panorama Fund will, if required,  declare and pay, immediately prior to the
Valuation Date, a dividend or dividends  which,  together with all previous such dividends, shall have the effect of distributing to Panorama Fund's shareholders all of Panorama  Fund's  investment  company  taxable  income for taxable  years ending on or prior to the Closing Date (computed without regard to any dividends paid) and all of its net capital gain, if any,  realized in taxable years ending on or  prior  to  the  Closing  Date  (after  reduction  for  any  capital  loss carry-forward).

     4. The closing (the "Closing") shall be at the offices of OppenheimerFunds,
Inc. (the "Agent"),  6803 S. Tucson Way,  Centennial,  CO 80112, on such time or such other place as the parties may designate or as provided below (the "Closing
Date"). The business day preceding the Closing Date is herein referred to as the
"Valuation Date."

     In the event that on the Valuation  Date either party has,  pursuant to the
Investment Company Act of 1940, as amended (the "Act"), or any rule,  regulation or order thereunder, suspended the redemption of its shares or postponed payment therefor, the Closing Date shall be postponed until the first business day after the date  when  both  parties  have  ceased  such  suspension  or  postponement;
provided,  however,  that if such  suspension  shall continue for a period of 60 days beyond the Valuation  Date,  then the other party to the Agreement shall be permitted to terminate the Agreement  without liability to either party for such termination.

     5. In conjunction with the Closing, Panorama Fund shall distribute on a pro rata  basis  to the  shareholders  of  Panorama  Fund as of the  Valuation  Date
Non-Service shares of Core Bond Fund/VA received by Panorama Fund on the Closing
Date in exchange  for the assets of Panorama  Fund in  complete  liquidation  of
Panorama  Fund;  for  the  purpose  of the  distribution  by  Panorama  Fund  of
Non-Service  shares of Core Bond Fund/VA to Panorama Fund's  shareholders,  Core
Bond  Fund/VA  will  promptly  cause  its  transfer  agent  to:  (a)  credit  an appropriate  number of  Non-Service  shares of Core Bond Fund/VA on the books of
Core Bond Fund/VA to each shareholder of Panorama Fund in accordance with a list
(the "Shareholder  List") of Panorama Fund  shareholders  received from Panorama
Fund; and (b) confirm an appropriate  number of Non-Service  shares of Core Bond
Fund/VA  to each  shareholder  of  Panorama  Fund;  certificates,  if  any,  for
Non-Service shares of Core Bond Fund/VA will be issued upon written request of a former  shareholder of Panorama Fund but only for whole shares,  with fractional shares credited to the name of the shareholder on the books of Core Bond Fund/VA and only after any share certificates, if any, for Panorama Fund are returned to the transfer agent.

     The  Shareholder  List shall  indicate,  as of the close of business on the
Valuation  Date,  the name and address of each  shareholder  of  Panorama  Fund, indicating  his or her  share  balance.  Panorama  Fund  agrees  to  supply  the
Shareholder  List to Core Bond  Fund/VA  not later than the  Closing  Date.  Any shareholders  of Panorama Fund holding  certificates  representing  their shares shall not be required to surrender  their  certificates  to anyone in connection with the  reorganization.  After the Closing Date, however, it will be necessary for such  shareholders  to  surrender  their  certificates  in order to  redeem, transfer or pledge the shares of Core Bond Fund/VA which they received.

     6. After the Closing Date,  Panorama  Fund shall pay or make  provision for payment of all of its liabilities and taxes,  and transfer any remaining  amount of the cash reserve to Core Bond Fund/VA.

     7. Prior to the  Closing  Date,  there  shall be  coordination  between the parties as to their respective  portfolios so that, after the Closing, Core Bond
Fund/VA  will  be  in  compliance  with  all  of  its  investment  policies  and restrictions.  At the Closing,  Panorama Fund shall deliver to Core Bond Fund/VA two copies of a list setting forth the  securities  then owned by Panorama Fund.
Promptly after the Closing, Panorama Fund shall provide Core Bond Fund/VA a list setting forth the respective federal income tax bases thereof.

     8. Portfolio securities or written evidence acceptable to Core Bond Fund/VA of record  ownership  thereof by The  Depository  Trust  Company or through  the
Federal Reserve Book Entry System or any other  depository  approved by Panorama
Fund  pursuant to Rule 17f-4 and Rule 17f-5 under the Act shall be endorsed  and delivered,  or transferred by appropriate transfer or assignment  documents,  by
Panorama Fund on the Closing Date to Core Bond Fund/VA, or at its direction,  to its  custodian  bank,  in  proper  form for  transfer  in such  condition  as to constitute  good delivery  thereof in accordance  with the custom of brokers and shall be accompanied by all necessary  state transfer  stamps,  if any. The cash delivered shall be in the form of certified or bank cashiers'  checks or by bank wire or  intra-bank  transfer  payable to the order of Core Bond Fund/VA for the
account  of  Core  Bond  Fund/VA.   Non-Service  shares  of  Core  Bond  Fund/VA
representing  the  number  of  Non-Service  shares of Core  Bond  Fund/VA  being delivered  against  the  assets  of  Panorama  Fund,  registered  in the name of
Panorama Fund,  shall be transferred to Panorama Fund on the Closing Date.  Such shares shall thereupon be assigned by Panorama Fund to its  shareholders so that the  Non-Service  shares of Core Bond Fund/VA may be  distributed as provided in
Section 5.

     If, at the Closing Date,  Panorama  Fund is unable to make  delivery  under this Section 8 to Core Bond Fund/VA of any of its  portfolio  securities or cash for the reason that any of such  securities  purchased by Panorama  Fund, or the cash proceeds of a sale of portfolio securities,  prior to the Closing Date have not yet been  delivered to it or Panorama  Fund's  custodian,  then the delivery requirements  of this Section 8 with respect to said  undelivered  securities or cash will be waived and Panorama Fund will deliver to Core Bond Fund/VA by or on the Closing Date with respect to said  undelivered  securities  or cash executed copies  of an  agreement  or  agreements  of  assignment  in a  form  reasonably satisfactory to Core Bond Fund/VA, together with such other documents, including a due bill or due bills and brokers'  confirmation  slips as may  reasonably  be required by Core Bond Fund/VA.

     9. Core Bond Fund/VA shall not assume the liabilities (except for portfolio securities  purchased which have not settled and for shareholder  redemption and
dividend  checks   outstanding)  of  Panorama  Fund,  but  Panorama  Fund  will, nevertheless, use its best efforts to discharge all known liabilities, so far as may be possible, prior to the Closing Date. The cost of printing and mailing the proxies and proxy  statements will be borne by Panorama Fund.  Panorama Fund and
Core Bond Fund/VA will bear the cost of their respective opinions to be provided under this  Agreement.  Any documents  such as existing  prospectuses  or annual reports that are included in that mailing will be a cost of the Fund issuing the document.  Any other  out-of-pocket  expenses of Core Bond  Fund/VA and Panorama
Fund  associated  with this  reorganization,  including  legal,  accounting  and transfer agent  expenses,  will be borne by Panorama Fund and Core Bond Fund/VA, respectively,  in the amounts so incurred by each.  Agent, the Funds' investment manager,  may bear any of the costs  discussed  in this  Section 9,  pursuant to separate arrangements with one or both Funds.

     10. The obligations of Core Bond Fund/VA  hereunder shall be subject to the following conditions:

     A. The Board of  Directors  of  Panorama  Fund  shall have  authorized  the execution of the  Agreement,  and the  shareholders  of Panorama Fund shall have approved the Agreement and the transactions  contemplated  hereby,  and Panorama
Fund shall have  furnished to Core Bond Fund/VA copies of resolutions or minutes to that effect certified by the Secretary or the Assistant Secretary of Panorama
Fund;  such  shareholder  approval  shall have been by vote of a majority of the outstanding  voting  securities of Panorama Fund, as defined in Section 2(a)(42)
of the Act, and as required by Panorama  Fund's  charter  documents at a meeting for which proxies have been solicited by the Proxy  Statement and Prospectus (as hereinafter defined).

     B. Core Bond Fund/VA shall have received an opinion dated as of the Closing
Date from counsel to Panorama  Fund,  to the effect that (i) Panorama  Fund is a series of Panorama  Series Fund,  Inc.;  (ii)  Panorama  Series Fund,  Inc. is a
corporation duly organized, validly existing and in good standing under the laws of the State of Maryland with full corporate  powers to carry on its business as then being conducted and to enter into and perform the Agreement; and (iii) that all action  necessary  to make the  Agreement,  according  to its terms,  valid, binding  and  enforceable  on Panorama  Fund and to  authorize  effectively  the transactions  contemplated  by the Agreement  have been taken by Panorama  Fund.
Maryland counsel may be relied upon for this opinion.

     C. The  representations  and warranties of Panorama Fund  contained  herein shall be true and correct at and as of the Closing  Date,  and Core Bond Fund/VA
shall  have  been  furnished  with a  certificate  of the  President,  or a Vice
President,  or the Secretary or the Assistant  Secretary or the Treasurer or the
Assistant  Treasurer of Panorama  Fund,  dated as of the Closing  Date,  to that effect.

     D. On the Closing  Date,  Panorama  Fund shall have  furnished to Core Bond
Fund/VA a certificate  of the Treasurer or Assistant  Treasurer of Panorama Fund
as to the amount of the capital loss carry-over and net unrealized  appreciation or depreciation, if any, with respect to Panorama Fund as of the Closing Date.

     E. The cash  reserve  shall not exceed 10% of the value of the net  assets, nor 30% in value of the gross assets,  of Panorama Fund at the close of business on the Valuation Date.

     F. A  Registration  Statement on Form N-14 filed by Core Bond Fund/VA under the  Securities  Act  of  1933,  as  amended  (the  "1933  Act"),  containing  a preliminary  form of the Proxy  Statement  and  Prospectus,  shall  have  become effective under the 1933 Act.

     G. On the Closing Date, Core Bond Fund/VA shall have received a letter from a senior legal officer or other senior  executive  officer of  OppenheimerFunds,
Inc.  acceptable to Core Bond  Fund/VA,  stating that nothing has come to his or her attention which in his or her judgment would indicate that as of the Closing
Date there were any material,  actual or contingent liabilities of Panorama Fund arising out of  litigation  brought  against  Panorama  Fund or claims  asserted against it, or pending or to the best of his or her knowledge  threatened claims or  litigation  not  reflected  in or  apparent  from  the most  recent  audited financial  statements  and footnotes  thereto of Panorama Fund delivered to Core
Bond Fund/VA.  Such letter may also include such additional  statements relating
to  the  scope  of  the  review   conducted  by  such  person  and  his  or  her
responsibilities   and   liabilities   as  are  not   unreasonable   under   the
circumstances.

     H. Core Bond  Fund/VA  shall  have  received  an  opinion,  dated as of the
Closing  Date,  of Bell,  Boyd & Lloyd LLP,  to the same  effect as the  opinion contemplated by Section 11.E. of the Agreement.

     I. Core Bond Fund/VA  shall have  received at the Closing all of the assets of Panorama Fund to be conveyed hereunder,  which assets shall be free and clear of all liens,  encumbrances,  security  interests,  restrictions and limitations whatsoever.

     11. The  obligations  of Panorama  Fund  hereunder  shall be subject to the following conditions:

     A. The Board of Trustees of Core Bond  Fund/VA  shall have  authorized  the execution of the Agreement, and the transactions  contemplated thereby, and Core
Bond Fund/VA shall have furnished to Panorama Fund copies of resolutions to that effect  certified  by the  Secretary  or the  Assistant  Secretary  of Core Bond
Fund/VA.

     B. Panorama Fund's  shareholders  shall have approved the Agreement and the transactions  contemplated hereby as provided in Section 10.A of this Agreement, and Panorama Fund shall have  furnished  Core Bond Fund/VA copies of resolutions to that effect certified by the Secretary or an Assistant  Secretary of Panorama
Fund.

     C.  Panorama  Fund shall have  received an opinion  dated as of the Closing
Date from counsel to Core Bond Fund/VA, to the effect that (i) Core Bond Fund/VA is a series of Oppenheimer  Variable Account Funds;  (ii)  Oppenheimer  Variable
Account Funds is a business trust duly organized,  validly  existing and in good standing under the laws of the Commonwealth of Massachusetts with full powers to carry on its business as then being  conducted and to enter into and perform the
Agreement;  (iii) all actions necessary to make the Agreement,  according to its terms,  valid,  binding and enforceable  upon Core Bond Fund/VA and to authorize effectively  the  transactions  contemplated by the Agreement have been taken by
Core  Bond  Fund/VA;  and  (iv)  the  shares  to be  issued  hereunder  are duly
authorized   and  when   issued   will  be  validly   issued,   fully-paid   and
non-assessable, except as set forth under "Shareholder and Trustee Liability" in
Core Bond Fund/VA's Statement of Additional  Information.  Massachusetts counsel may be relied upon for this opinion.

     D. The representations and warranties of Core Bond Fund/VA contained herein shall be true and correct at and as of the Closing Date, and Panorama Fund shall have been furnished with a certificate of the President, a Vice President or the
Secretary or the Assistant Secretary or the Treasurer or the Assistant Treasurer
of the Trust to that effect dated as of the Closing Date.

     E. Panorama  Fund shall have received an opinion of Bell,  Boyd & Lloyd LLP to the effect that the federal tax consequences of the  transaction,  if carried out in the manner  outlined in the Agreement and in accordance with (i) Panorama
Fund's  representation  that there is no plan or intention by any Panorama  Fund shareholder who owns 5% or more of Panorama Fund's outstanding  shares,  and, to
Panorama Fund's best knowledge, there is no plan or intention on the part of the remaining Panorama Fund  shareholders,  to redeem,  sell,  exchange or otherwise dispose of a number of Core Bond Fund/VA shares received in the transaction that would reduce Panorama Fund  shareholders'  ownership of Core Bond Fund/VA shares to a number of shares  having a value,  as of the Closing Date, of less than 50%
of the value of all of the formerly  outstanding  Panorama Fund shares as of the same date,  and (ii) the  representation  by each of Panorama Fund and Core Bond
Fund/VA that,  as of the Closing Date,  Panorama Fund and Core Bond Fund/VA will each qualify as regulated  investment companies or will meet the diversification test of Section 368(a)(2)(F)(ii) of the Code, will be as follows:

     a.  The  transactions  contemplated  by the  Agreement  will  qualify  as a tax-free  "reorganization"  within the meaning of Section 368(a)(1) of the Code, and under the regulations promulgated thereunder.

     b.  Panorama  Fund and Core Bond Fund/VA will each qualify as a "party to a reorganization" within the meaning of Section 368(b)(2) of the Code.

     c. No gain or loss will be recognized by the  shareholders of Panorama Fund upon the distribution of Non-Service shares of beneficial  interest in Core Bond
Fund/VA to the  shareholders  of  Panorama  Fund  pursuant to Section 354 of the
Code.

     d. Under  Section  361(a) of the Code no gain or loss will be recognized by
Panorama  Fund by reason of the  transfer  of  substantially  all its  assets in exchange for Non-Service shares of Core Bond Fund/VA.

     e. Under  Section  1032 of the Code no gain or loss will be  recognized  by
Core Bond  Fund/VA by reason of the  transfer of  substantially  all of Panorama
Fund's assets in exchange for  Non-Service  shares of Core Bond Fund/VA and Core
Bond Fund/VA's assumption of certain liabilities of Panorama Fund.

     f. The  shareholders  of  Panorama  Fund  will  have the same tax basis and holding period for the  Non-Service  shares of beneficial  interest in Core Bond
Fund/VA  that  they  receive  as they had for  Panorama  Fund  shares  that they previously held,  pursuant to Section 358(a) and 1223(1),  respectively,  of the
Code.

     g. The  securities  transferred  by Panorama Fund to Core Bond Fund/VA will have the same tax basis and holding  period in the hands of Core Bond Fund/VA as
they  had  for  Panorama   Fund,   pursuant  to  Section   362(b)  and  1223(1),
respectively, of the Code.

     F. The cash  reserve  shall not exceed 10% of the value of the net  assets, nor 30% in value of the gross assets,  of Panorama Fund at the close of business on the Valuation Date.

     G. A  Registration  Statement on Form N-14 filed by Core Bond Fund/VA under the  1933  Act,  containing  a  preliminary  form  of the  Proxy  Statement  and
Prospectus, shall have become effective under the 1933 Act.

     H. On the Closing  Date,  Panorama Fund shall have received a letter from a senior legal officer or other senior executive officer of OppenheimerFunds, Inc.
acceptable  to  Panorama  Fund,  stating  that  nothing  has  come to his or her attention  which in his or her judgment  would  indicate  that as of the Closing
Date there were any  material,  actual or  contingent  liabilities  of Core Bond
Fund/VA  arising out of litigation  brought  against Core Bond Fund/VA or claims asserted  against  it,  or  pending  or,  to the  best of his or her  knowledge, threatened  claims or litigation not reflected in or apparent by the most recent audited  financial  statements  and  footnotes  thereto  of  Core  Bond  Fund/VA delivered  to  Panorama  Fund.  Such  letter may also  include  such  additional statements  relating to the scope of the review conducted by such person and his or her  responsibilities  and  liabilities  as are not  unreasonable  under  the circumstances.

     I. Panorama Fund shall  acknowledge  receipt of the  Non-Service  shares of
Core Bond Fund/VA.

     12. Panorama Fund hereby represents and warrants that:

     A. The audited  financial  statements  of Panorama  Fund as of December 31,
2006,  and  unaudited  financial  statements  as of June  30,  2007,  heretofore furnished to Core Bond Fund/VA,  present fairly the financial position,  results of  operations,  and changes in net assets of Panorama  Fund as of that date, in conformity  with generally  accepted  accounting  principles  applied on a basis consistent  with the preceding  year;  and that from June 30, 2007,  through the date hereof there have not been, and through the Closing Date there will not be, any material  adverse change in the business or financial  condition of Panorama
Fund,  it being  agreed that a decrease  in the size of  Panorama  Fund due to a diminution in the value of its portfolio  and/or  redemption of its shares shall not be considered a material adverse change;

     B.  Contingent  upon  approval  of  the  Agreement  and  the   transactions
contemplated  thereby  by  Panorama  Fund's  shareholders,   Panorama  Fund  has
authority  to  transfer  all of the  assets  of  Panorama  Fund  to be  conveyed hereunder  free  and  clear  of all  liens,  encumbrances,  security  interests, restrictions and limitations whatsoever;

     C. The  Prospectus,  as amended  and  supplemented,  contained  in Panorama
Series Fund, Inc.'s  Registration  Statement under the 1933 Act, as amended,  is true,  correct and complete,  conforms to the  requirements  of the 1933 Act and does not  contain  any untrue  statement  of a material  fact or omit to state a material fact required to be stated  therein or necessary to make the statements therein not misleading.  The Registration  Statement, as amended, was, as of the date of the  filing of the last  Post-Effective  Amendment,  true,  correct  and complete,  conformed to the requirements of the 1933 Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

     D.  There is no  material  contingent  liability  of  Panorama  Fund and no material  claim  and no  material  legal,  administrative  or other  proceedings pending or, to the knowledge of Panorama Fund, threatened against Panorama Fund, not reflected in such Prospectus;

     E. Except for the Agreement, there are no material contracts outstanding to which  Panorama Fund is a party other than those  ordinary in the conduct of its business;

     F.  Panorama  Fund is a series of Panorama  Series Fund,  Inc.,  which is a corporation duly organized, validly existing and in good standing under the laws of the State of  Maryland,  has all  necessary  and  material  Federal and state authorizations  to own all of its  assets  and to carry on its  business  as now being conducted,  and is duly registered under the Act and such registration has not been rescinded or revoked and is in full force and effect;

     G. All Federal and other tax returns and reports of Panorama  Fund required by law to be filed have been filed, and all federal and other taxes shown due on said returns and reports  have been paid or  provision  shall have been made for the payment  thereof and to the best of the  knowledge of Panorama  Fund no such return is currently under audit and no assessment has been asserted with respect to such  returns and to the extent such tax returns  with respect to the taxable year of Panorama  Fund ended  December 31, 2007,  or with respect to the taxable year from January 1, 2008,  through the Closing Date, have not been filed,  such returns  will be filed when  required and the amount of tax shown as due thereon shall be paid when due; and

     H.  Panorama  Fund has  elected  to be treated  as a  regulated  investment company and, for each fiscal year of its  operations,  Panorama Fund has met the requirements  of Subchapter M of the Code for  qualification  and treatment as a regulated investment company and Panorama Fund intends to meet such requirements with respect to its current  taxable year.  Panorama  Fund  currently is, at all times since its inception has been,  and will continue to be up until and at the
Closing Date, in compliance with Section  817(h)(1) of the Internal Revenue Code of 1986, as amended (the "Code"),  and Treas. Reg. Section 1.817-5,  as if those
provisions   applied   directly   to  the   Panorama   Fund,   relating  to  the
diversification  requirements for variable annuity, endowment and life insurance contracts.  Panorama  Fund's shares are (and since its inception have been) held only by (a) insurance company  "segregated asset accounts" within the meaning of
Treas. Reg. Section 1.817-5(e) and (b) other purchasers of the kind specified in
Treas. Reg. Section 1.817-5(f)(3) as from time to time in effect.

     13. Core Bond Fund/VA hereby represents and warrants that:

     A. The audited financial statements of Core Bond Fund/VA as of December 31,
2006,  and  unaudited  financial  statements  as of June  30,  2007,  heretofore furnished to Panorama Fund,  present fairly the financial  position,  results of operations,  and changes in net assets of Core Bond Fund/VA, as of that date, in conformity  with generally  accepted  accounting  principles  applied on a basis consistent  with the preceding  year;  and that from June 30, 2007,  through the date hereof there have not been, and through the Closing Date there will not be, any material adverse changes in the business or financial condition of Core Bond
Fund/VA,  it being  understood  that a decrease in the size of Core Bond Fund/VA due to a  diminution  in the value of its  portfolio  and/or  redemption  of its shares shall not be considered a material or adverse change;

     B. The  Prospectus,  as amended and  supplemented,  contained  in Core Bond
Fund/VA's  Registration  Statement  under the 1933  Act,  is true,  correct  and complete,  conforms to the requirements of the 1933 Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated  therein or necessary to make the statements  therein not  misleading.
The Registration Statement, as amended, was, as of the date of the filing of the last  Post-Effective  Amendment,  true,  correct and complete,  conformed to the requirements  of the 1933 Act and did not  contain  any  untrue  statement  of a material fact or omit to state a material fact required to be stated  therein or necessary to make the statements therein not misleading;

     C. Except for this Agreement,  there is no material contingent liability of
Core Bond Fund/VA and no material claim and no material legal, administrative or other proceedings pending or, to the knowledge of Core Bond Fund/VA,  threatened against Core Bond Fund/VA, not reflected in such Prospectus;

     D. There are no material  contracts  outstanding to which Core Bond Fund/VA is a party other than those ordinary in the conduct of its business;

     E. Core Bond Fund/VA is a series of  Oppenheimer  Variable  Account  Funds, which is a business trust duly organized,  validly existing and in good standing under the laws of the  Commonwealth  of  Massachusetts,  has all  necessary  and material Federal and state  authorizations  to own all its properties and assets and to carry on its  business  as now being  conducted,  and is duly  registered under the Act and such  registration has not been revoked or rescinded and is in full force and effect; and the Non-Service shares of Core Bond Fund/VA issued to
Panorama Fund pursuant to the Agreement will be duly authorized, validly issued, fully-paid and non-assessable,  except as set forth under "Shareholder & Trustee
Liability"  in Core Bond  Fund/VA's  Statement of Additional  Information,  will conform to the description  thereof  contained in Oppenheimer  Variable  Account
Funds'  Registration  Statement,  and will be duly registered under the 1933 Act and in the states where registration is required;

     F. All  federal  and other tax  returns  and  reports of Core Bond  Fund/VA required  by law to be filed have been  filed,  and all  federal and other taxes shown due on said  returns and reports  have been paid or  provision  shall have been made for the payment  thereof and to the best of the knowledge of Core Bond
Fund/VA,  no such return is  currently  under audit and no  assessment  has been asserted  with  respect to such  returns and to the extent such tax returns with respect to the taxable year of Core Bond  Fund/VA  ended  December 31, 2007,  or with respect to the taxable year from January 1, 2008, through the Closing Date, have not been filed,  such returns will be filed when required and the amount of tax shown as due thereon shall be paid when due;

     G. Core Bond  Fund/VA has  elected to be treated as a regulated  investment company and, for each fiscal year of its  operations,  Core Bond Fund/VA has met the requirements of Subchapter M of the Code for  qualification and treatment as a  regulated  investment  company  and Core Bond  Fund/VA  intends  to meet such requirements  with  respect  to its  current  taxable  year.  Core Bond  Fund/VA currently is, at all times since its inception has been, and will continue to be up until and at the Closing Date, in  compliance  with Section  817(h)(1) of the
Internal Revenue Code of 1986, as amended,  and Treas. Reg. Section 1.817-5,  as if those provisions  applied directly to the Core Bond Fund/VA,  relating to the diversification  requirements for variable annuity, endowment and life insurance contracts.  Core Bond  Fund/VA's  shares are (and since its inception have been)
held only by (a)  insurance  company  "segregated  asset  accounts"  within  the meaning of Treas.  Reg. Section  1.817-5(e) and (b) other purchasers of the kind specified in Treas. Reg. Section 1.817-5(f)(3) as from time to time in effect;

     H. Core Bond Fund/VA has no plan or intention  (i) to dispose of any of the assets  transferred  by  Panorama  Fund,  other than in the  ordinary  course of business, or (ii) to redeem or reacquire any of the Non-Service shares issued by it in the reorganization  other than pursuant to valid requests of shareholders;
and

     I. After  consummation of the  transactions  contemplated by the Agreement,
Core Bond Fund/VA intends to operate its business in a  substantially  unchanged manner.

     14. Each party hereby  represents to the other that no broker or finder has been  employed  by  it  with  respect  to  the  Agreement  or  the  transactions contemplated  hereby.  Each party also represents and warrants to the other that the information  concerning it in the Proxy Statement and Prospectus will not as of its date contain any untrue  statement of a material  fact or omit to state a material fact required to be stated  therein or necessary to make the statements
concerning  it  therein  not  misleading  and  that  the  financial   statements
concerning  it will  present the  information  shown fairly in  accordance  with generally accepted accounting  principles applied on a basis consistent with the preceding  year.  Each party also  represents and warrants to the other that the
Agreement is valid,  binding and  enforceable  in accordance  with its terms and that the execution, delivery and performance of the Agreement will not result in any violation of, or be in conflict with, any provision of any charter, by-laws, contract,  agreement,  judgment,  decree or order to which it is  subject  or to which it is a party.  Core Bond Fund/VA hereby  represents to and covenants with
Panorama Fund that, if the reorganization  becomes effective,  Core Bond Fund/VA will treat each  shareholder  of  Panorama  Fund who  received  any of Core Bond
Fund/VA's  shares as a result of the  reorganization  as having made the minimum initial purchase of shares of Core Bond Fund/VA received by such shareholder for the purpose of making  additional  investments  in shares of Core Bond  Fund/VA, regardless of the value of the shares of Core Bond Fund/VA received.

     15. Core Bond Fund/VA  agrees that it will prepare and file a  Registration
Statement on Form N-14 under the 1933 Act which shall contain a preliminary form of proxy  statement and prospectus  contemplated by Rule 145 under the 1933 Act.
The final form of such proxy  statement  and  prospectus  is  referred to in the
Agreement as the "Proxy  Statement  and  Prospectus."  Each party agrees that it will use its best efforts to have such Registration Statement declared effective and to supply such  information  concerning  itself for  inclusion  in the Proxy
Statement and  Prospectus  as may be necessary or desirable in this  connection.
Panorama Fund  covenants and agrees to liquidate and dissolve  under the laws of the State of Maryland,  following the Closing,  and, upon Closing,  to cause the cancellation of its outstanding shares.

     16. The  obligations of the parties shall be subject to the right of either party to abandon and  terminate  the Agreement for any reason and there shall be no  liability  for  damages  or  other  recourse  available  to a  party  not so terminating this Agreement;  provided,  however,  that in the event that a party
shall  terminate  this  Agreement   without   reasonable  cause,  the  party  so
terminating  shall, upon demand,  reimburse the party not so terminating for all expenses,  including  reasonable  out-of-pocket  expenses  and fees  incurred in connection with this Agreement.

     17. The  Agreement may be executed in several  counterparts,  each of which shall be deemed  an  original,  but all  taken  together  shall  constitute  one
Agreement.  The rights and  obligations  of each party pursuant to the Agreement shall not be assignable.

     18. All prior or contemporaneous  agreements and representations are merged into the Agreement,  which  constitutes the entire contract  between the parties hereto.  No  amendment or  modification  hereof shall be of any force and effect unless in writing and signed by the parties and no party shall be deemed to have waived  any  provision  herein  for its  benefit  unless it  executes  a written acknowledgment of such waiver.

     19. Core Bond Fund/VA  understands  that the  obligations  of Panorama Fund under the  Agreement  are not binding upon any other  series of Panorama  Series
Fund,  Inc., or any director or shareholder of Panorama Fund or any other series of Panorama  Series  Fund,  Inc.  personally,  but bind only  Panorama  Fund and
Panorama Fund's property. Core Bond Fund/VA represents that it has notice of the provisions  of the  Articles of  Incorporation  of Panorama  Series  Fund,  Inc.
disclaiming  shareholder  and  director  liability  for acts or  obligations  of
Panorama Fund.

     20.  Panorama Fund  understands  that the  obligations of Core Bond Fund/VA under  the  Agreement  are not  binding  upon any other  series  of  Oppenheimer
Variable  Account  Funds,  or any trustee or shareholder of Core Bond Fund/VA or any other series of Oppenheimer Variable Account Funds personally, but bind only
Core Bond Fund/VA and Core Bond  Fund/VA's  property.  Panorama Fund  represents that it has notice of the  provisions of the  Declaration  of Trust of Core Bond
Fund/VA disclaiming shareholder and trustee liability for acts or obligations of
Core Bond Fund/VA.

     IN WITNESS  WHEREOF,  each of the  parties has caused the  Agreement  to be executed and  attested by its officers  thereunto  duly  authorized  on the date first set forth above.

                                    PANORAMA SERIES FUND, INC., on behalf of
                                        Government Securities Portfolio

                                    By:     /s/ Robert G. Zack
                                            Robert G. Zack
                                            Secretary

                                    OPPENHEIMER VARIABLE ACCOUNT FUNDS, on behalf of
                                        Oppenheimer Core Bond Fund/VA

                                    By:     /s/ Robert G. Zack
                                            Robert G. Zack
                                             Secretary